Exhibit 99.1

Mattersight Announces Third Quarter 2011 Results

CHICAGO, IL, November 9, 2011 – Mattersight Corporation (Nasdaq: MATR) today announced financial results for the third quarter ended October 1, 2011.

Mattersight’s total services revenue was $7.0 million, including $5.3 million of subscription revenues. The Company realized an “Adjusted Earnings2” loss of $2.0 million for the third quarter of 2011. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight’s net loss was $3.0 million in the third quarter of 2011 and its operating loss from continuing operations¹ was $4.3 million.

Q3 Highlights

•	Grew subscription revenues by 9% sequentially to $5.3 million

•	Grew total service revenues by 6% sequentially to $7.0 million

•	Signed $9.6 million of Managed Services contracts

•	Grew Managed Services Backlog[3] to a record of $102.3 million, a 74% year over year increase

•	Increased gross margins by 200 basis points sequentially

•	Improved operating performance by 600 basis points sequentially

Q4 Guidance

Mattersight currently expects its Q4 subscription revenues will increase approximately 18% to 22% sequentially and its total services revenues will increase approximately 16% to 20% sequentially.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, November 9, 2011. The conference call and slide presentation will be available at the Investment Community section of Mattersight’s website at http://www.mattersight.com/investment/. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 21073295.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until November 23, 2011, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 21073295.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

About Mattersight

Mattersight is a leader in enterprise analytics and the only company focused on providing Behavioral Analytics as a managed service. Mattersight’s proprietary technology, delivered through a SaaS model, captures the unstructured data of conversations, related customer and employee data, and employee desktop activity, and automatically analyzes it “in the cloud” to provide operational transparency into every single customer interaction and foresight into future customer behavior. Mattersight’s Behavioral Analytics platform is easily adapted to multiple verticals, programs, and industry-specific processes. Mattersight’s analytics enable its impressive list of customers to drive measurable economic benefit through the improvement of contact center performance, customer satisfaction and retention, fraud reduction, and streamlined back office operations. For additional information on Mattersight, visit www.Mattersight.com.

1	On May 28, 2011, the company divested its Integrated Contact Solutions (“ICS”) business unit and “eLoyalty” registered trademark / trade name to a subsidiary of TeleTech Holdings, Inc. As a result of this divestiture, the company has classified the ICS business unit as discontinued operations and the associated results of operations, financial position, and cash flows have been separately recorded as appropriate.

2

Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight’s operations.

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Management believes that Adjusted Earnings reflect Mattersight’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

3	Mattersight uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional, extension periods. Anticipated volumes may be greater or less than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts. The reported backlog is expected to be recognized as follows: $8.0m in 2011; $33.4m in 2012; $27.5m in 2013; $33.4m in 2014 and thereafter.

Contact

Tyson Marian

Vice President of Marketing and Chief Strategy Officer

312.454.3527

ir@mattersight.com

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Nine Months Ended
	Oct. 1, 2011	Sept. 25, 2010	Oct. 1, 2011	Sept. 25, 2010
Revenue:
Behavioral Analytics revenue	$6,523	$6,190	$18,510	$18,214
Other revenue	510	1,270	1,697	4,365

Total services revenue	7,033	7,460	20,207	22,579
Reimbursed expenses	87	140	240	481

Total revenue	7,120	7,600	20,447	23,060
Operating expenses:
Cost of Behavioral Analytics revenue	2,943	2,915	8,478	8,700
Cost of other revenue	290	810	1,007	3,156

Cost of services	3,233	3,725	9,485	11,856
Reimbursed expenses	87	140	240	481

Total cost of revenue, exclusive of depreciation and amortization shown below:	3,320	3,865	9,725	12,337
Sales, marketing and development	5,486	5,107	16,093	15,372
General and administrative	1,627	2,135	6,019	6,340
Severance and related costs	54	93	(376)	311
Depreciation and amortization	899	777	2,494	2,619

Total operating expenses	11,386	11,977	33,955	36,979

Operating loss	(4,266)	(4,377)	(13,508)	(13,919)
Interest and other income (expense), net	103	(47)	181	(65)

Loss from continuing operations before income taxes	(4,163)	(4,424)	(13,327)	(13,984)
Income tax benefit (provision)	1,652	(15)	5,280	(57)

Loss from continuing operations	(2,511)	(4,439)	(8,047)	(14,041)
(Loss) income from discontinued operations, net of tax	(477)	1,687	27,710	2,485

Net (loss) income	(2,988)	(2,752)	19,663	(11,556)
Dividends related to Series B Stock	(316)	(316)	(950)	(956)

Net (loss) income available to common stockholders	$(3,304)	$(3,068)	$18,713	$(12,512)

Per common share:
Basic loss from continuing operations	$(0.18)	$(0.32)	$(0.57)	$(1.03)

Basic (loss) income from discontinued operations	$(0.03)	$0.12	$1.96	$0.18

Basic net (loss) income available to common stockholders	$(0.23)	$(0.22)	$1.33	$(0.92)

Per common share:
Diluted loss from continuing operations	$(0.18)	$(0.32)	$(0.57)	$(1.03)

Diluted (loss) income from discontinued operations	$(0.03)	$0.12	$1.96	$0.18

Diluted net (loss) income available to common stockholders	$(0.23)	$(0.22)	$1.33	$(0.92)

Shares used to calculate basic net (loss) income per share	14,297	13,784	14,121	13,644

Shares used to calculate diluted net (loss) income per share	14,297	13,784	14,121	13,644

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Stock-based compensation, primarily restricted stock, is included in individual line items above:

	Oct. 1, 2011	Sept. 25, 2010	Oct. 1, 2011	Sept. 25, 2010
Cost of Behavioral Analytics revenue	$3	$17	$17	$59
Sales, marketing and development	1,002	813	3,277	2,405
General and administrative	265	289	991	869
Discontinued operations	—	374	1,568	1,100

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	October 1, 2011	January 1, 2011
ASSETS:
Current Assets:
Cash and cash equivalents	$16,040	$20,872
Restricted cash	19,917	2,460
Receivables (net of allowances of $13 and $10)	2,680	2,041
Prepaid expenses	5,106	4,303
Other current assets	1,853	296
Current assets held for sale	—	26,946

Total current assets	45,596	56,918
Equipment and leasehold improvements, net	4,801	4,397
Goodwill	972	972
Intangibles, net	235	323
Other long-term assets	4,947	3,582

Total assets	$56,551	$66,192

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT):
Current Liabilities:
Accounts payable	$457	$372
Accrued compensation and related costs	1,515	2,048
Unearned revenue	6,886	7,884
Other current liabilities	5,590	4,262
Current liabilities held for sale	—	31,433

Total current liabilities	14,448	45,999
Long-term unearned revenue	3,551	4,686
Other long-term liabilities	1,661	1,561

Total liabilities	19,660	52,246

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 3,549,078 and 3,549,078 shares issued and outstanding at October 1, 2011 and January 1, 2011, respectively, with a liquidation preference of $18,417 and $19,367 at October 1, 2011 and January 1, 2011, respectively	18,100	18,100
Stockholders’ Equity (Deficit):
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 16,768,189 and 15,642,822 shares issued at October 1, 2011, and at January 1, 2011, respectively; and 15,723,175 and 14,786,005 outstanding at October 1, 2011 and January 1, 2011, respectively	168	156
Additional paid-in capital	212,691	207,985
Accumulated deficit	(184,476)	(204,139)
Treasury stock, at cost, 1,045,014 and 856,817 shares at October 1, 2011 and January 1, 2011, respectively	(5,564)	(4,468)
Accumulated other comprehensive loss	(4,028)	(3,688)

Total stockholders’ equity (deficit)	18,791	(4,154)

Total liabilities and stockholders’ equity (deficit)	$56,551	$66,192

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Nine Months Ended
	Oct. 1, 2011	Sept. 25, 2010
Cash Flows from Operating Activities:
Net income (loss)	$19,663	$(11,556)
Less: net income from discontinued operations	27,710	2,485

Net loss from continuing operations	(8,047)	(14,041)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities:
Depreciation and amortization	2,494	2,619
Stock-based compensation	4,285	3,333
Other	14	60
Changes in assets and liabilities:
Receivables	(684)	1,367
Prepaid expenses	(2,247)	629
Other assets	98	5
Accounts payable	(96)	153
Accrued compensation and related costs	(130)	(842)
Unearned revenue	(2,114)	(3,905)
Other liabilities	(5,623)	(219)

Total adjustments	(4,003)	3,200

Net cash used in continuing operations	(12,050)	(10,841)
Net cash (used in) provided by discontinued operations	(5,445)	1,687

Net cash used in operating activities	(17,495)	(9,154)

Cash Flows from Investing Activities:
Capital expenditures and other	(664)	(910)

Net cash used in continuing investing activities	(664)	(910)
Net cash provided by (used in) discontinued investing activities	35,842	(1,515)

Net cash provided by (used in) investing activities	35,178	(2,425)

Cash Flows from Financing Activities:
Increase in restricted cash	(17,457)	—
Payment of Series B Stock dividends	(1,901)	(1,297)
Acquisition of treasury stock	(681)	(956)
Principal payments under capital lease obligations	(1,360)	(1,156)
Proceeds from stock compensation and employee stock purchase plans, net	93	133

Net cash used in continuing financing activities	(21,306)	(3,276)
Net cash used in discontinued financing activities	(678)	(82)

Net cash used in financing activities	(21,984)	(3,358)

Effect of exchange rate changes on cash and cash equivalents by continuing operations	(298)	(28)
Effect of exchange rate changes on cash and cash equivalents by discontinued operations	(233)	12

Effect of exchange rate changes on cash and cash equivalents	(531)	(16)

Decrease in cash and cash equivalents	(4,832)	(14,953)
Cash and cash equivalents, beginning of period	20,872	28,982

Cash and cash equivalents of continuing operations, end of period	$16,040	$14,029

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	For the Nine Months Ended
	Oct. 1, 2011	Sept. 25, 2010
Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$2,311	$215
Capital equipment purchased on credit	2,311	215
Supplemental Disclosures of Cash Flow Information:
Interest paid	$139	$125

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Mattersight Corporation

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Nine Months Ended
	Oct. 1, 2011	Sept. 25, 2010	Oct. 1, 2011	Sept. 25, 2010
GAAP — Operating loss	$(4,266)	$(4,377)	$(13,508)	$(13,919)
Add back (reduce) the effect of:
Stock-based compensation	1,270	1,119	4,285	3,333
Severance and related costs	54	93	(376)	311
Depreciation and amortization	899	777	2,494	2,619

Adjusted earnings measure — (loss)	$(2,043)	$(2,388)	$(7,105)	$(7,656)

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